Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of AC Immune SA for the registration of its common shares, and to the incorporation by reference therein of our report dated March 20, 2018, with respect to the financial statements of AC Immune SA included in its Annual Report (Form 20-F) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AG

Geneva, Switzerland

October 23, 2020